1998 TERM CREDIT AGREEMENT


         This 1998 Term Credit Agreement (the  "Agreement"),  entered into as of the 7th day of December, 1998, amends and restates the 1997 Term Credit Agreement entered into as of the 26th day of February, 1997, among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("FNB-O"), FIRST NATIONAL BANK, WAHOO, NEBRASKA, a national banking association having its principal place of business at Wahoo, Nebraska 68066 ("FNB-W"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association having its principal place of business at One First National Plaza, Chicago,
Illinois 60670-0173 ("First of Chicago"), NORWEST BANK NEBRASKA, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102 ("Norwest"), DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, being represented by its office at 75 Wall Street, New York, New York 10005 ("Dresdner"), MERCANTILE BANK OF ST. LOUIS, N.A., a national banking association having its principal place of business at One Mercantile Center, 7th and Washington Streets, St. Louis, Missouri 63101 ("Mercantile"), U.S. BANK, NATIONAL ASSOCIATION, a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508 ("U.S. Bank"), BANK OF MONTREAL, a Canadian Bank being represented by its office at 430 Park Avenue, New York, New York 10022 ("Montreal"), and LASALLE NATIONAL BANK, a national banking association being represented by its office at One Metropolitan Square, 211 North Broadway, St. Louis, Missouri 63102 ("LaSalle"); as amended by the First Amendment to 1997 Term Credit Agreement dated as of February 1, 1998, and the Second Amendment to 1997 Term Credit Agreement dated as of May 15, 1998.


                                   WITNESSETH:

         WHEREAS, the parties have entered into that certain 1997 Term Credit Agreement, dated as of February 26, 1997, as amended by the First Amendment to 1997 Term Credit Agreement dated as of February 1, 1998, and the Second Amendment to 1997 Term Credit Agreement dated as of May 15, 1998 (as so amended and restated, the "1997 Term Credit Agreement"), pursuant to which the Borrower obtained a term credit facility for the purpose of acquiring substantially all of the assets of Broadcast Partners; and

         WHEREAS, the parties desire to further amend and restate the 1997 Term Credit Agreement; and

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         WHEREAS,  the parties do not intend for this 1998 Term Credit Agreement to be deemed to extinguish any existing indebtedness of the Borrower or to release, terminate or affect the priority of any security therefor;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:


                                 I. DEFINITIONS

         For purposes of this Agreement, the following definitions shall apply:

            Agreement:  The 1998 Term Credit  Agreement  dated as of December 7,
                 1998, between the Borrower and the Lenders, amends and restates the 1997 Term Credit Agreement dated as of February 26, 1997, as amended by the First Amendment to 1997 Term Credit Agreement, dated as of February 1, 1998, and the Second Amendment to 1997 Term Credit Agreement, dated as of May 15, 1998, between the Borrower and the Lenders, and as further amended or restated from time to time. Reference in the Notes to the Agreement shall mean the Agreement as defined herein.

            Banks:  FNB-O,  FNB-W,  U.S.  Bank,  Mercantile,  First of  Chicago,
                 Norwest, Dresdner, LaSalle, and Montreal, and such additional banks as may be added hereto from time to time by mutual written agreement of the parties.

            Boatmen's:  The Boatmen's  National  Bank of St.  Louis,  a national banking association having its principal place of business at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63166-0236 (predecessor to NationsBank, N.A.), and its successors and assigns.

            Borrower:  Data  Transmission   Network   Corporation,   a  Delaware
                 corporation having its principal place of business at Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114.

Broadcast
            Partners:  Broadcast  Partners,  a general  partnership  having  its current principal place of business at 11275 Aurora Avenue, Des Moines, Iowa 50322. For purposes of future notices or communications under this Agreement Broadcast Partners address shall be: Broadcast Partners, care of Thomas M. Hanigan, Pioneer Hi-Bred International, Inc., 7200 N.W. 62nd Ave., P.O. Box 184, Johnston, Iowa 50131-0184.


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Business
            Day: Any day other  than a  Saturday,  Sunday or a legal  holiday on which banks in the State of Nebraska are not open for business.

Change of
Control: (a) At any time when any of the equity securities of the Borrower shall be registered under Section 12 of the Securities Exchange Act of 1934 as amended from time to time (the "Exchange Act"), (i) any person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any person which is a management employee, or any such "group" which consists entirely of management employees, of the Borrower) being or becoming the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Borrower, or (ii) a majority of the members of the Borrower's board of directors (the "Board") consisting of persons other than Continuing Directors (as hereinafter defined); and (b) at any other time, less than 50% of the voting stock of the Borrower being owned beneficially, directly or indirectly, by employees of the Borrower or its subsidiaries. As used herein, the term "Continuing Director" means any member of the Board on June 29, 1995 and any other member of the Board who shall be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are the members of the Board.

            Collateral: All personal  property of the Borrower  described in the
                 Security Agreement, whether now owned or hereafter acquired, including, without limitation:

                    (a) all of the  Borrower's  accounts,  accounts  receivable, subscriber contract rights, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles; and

                    (b) all proceeds and products of the foregoing.

            Dresdner Dresdner Bank AG, New York and Grand Cayman Branches, being represented by its office at 75 Wall Street, New York, New York 10005, and its successors and assigns.

Existing
            Term Notes: That certain promissory note from the Borrower to FNB-O,
                 FirsTier, FNB-W, NBD, Norwest and Boatmen's dated as of February 27, 1995; and those certain promissory notes from the Borrower to FNB-O, FNB-W, NBD, Norwest, Sumitomo, Mercantile, First Bank, Montreal, and LaSalle dated as of March 31, 1997, and March 16, 1998.

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            FNB-O: First National Bank of Omaha, a national banking  association having its principal place of business at One First National Center, Omaha, Nebraska 68102, and its successors and assigns.

            FNB-W: First  National Bank,  Wahoo,  Nebraska,  a national  banking association having its principal place of business at Wahoo, Nebraska 68066, and its successors and assigns.

            FirsTier: FirsTier Bank, National Association,  Lincoln, Nebraska, a
                 national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, the predecessor to U.S. Bank.

            FirstBank:  First Bank,  National  Association,  a national  banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, and its successors and assigns (it being acknowledged that First Bank is the successor in interest to FirsTier.)

            Firstof Chicago:  The First  National  Bank of  Chicago,  a national banking association having its principal place of business at One First National Plaza, Chicago, Illinois 60670-0173, and its successors and assigns.

Interest Rate
Protection Contract
            Amounts:  "Interest  Rate  Protection  Contract  Amounts" shall mean amounts due from the Borrower under interest rate protection contracts between the Borrower and Lender as to (i) the interest differential amounts due in respect of periodic netting payments under any such contract, and (ii) any amount due as a result of marking to market the Borrower's obligations under any such contract upon the occurrence of an event of default under, or other early termination of, such contract; in either case without inclusion of fees and other expenses related to such contract. Such Interest Rate Protection Contract Amounts shall be reported in writing to FNB-O and the Borrower by the applicable Lender at such times as shall be appropriate to carry out the intent of this Agreement.


            LaSalle:  LaSalle  National  Bank,  a national  banking  association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603.

            Lenders:    The Banks.

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            Leverage  Ratio:  The  number  which  is  obtained  at the  time  of determination by dividing Total Indebtedness at the applicable time by Operating Cash Flow at the applicable time.

Make-Whole
            Premium: An amount which shall be  sufficient  as  determined by the relevant Bank in good faith and on a reasonable basis and certified to the Borrower in writing, to compensate the Bank for any loss (including any lost yield), cost or expense incurred by the Bank (i) in liquidating or redeploying deposits or other funds acquired by the Bank to fund or maintain the loan prepaid and (ii) in unwinding, amending, cancelling or otherwise modifying or terminating any match funding, swap or other arrangement entered into by the Bank in connection with acquiring or maintaining the funding for the loan prepaid.

            Mercantile:  Mercantile Bank of St. Louis,  N.A., a national banking association  having  its  principal  place of  business  at One
                 Mercantile Center, 7th and Washington Streets, St. Louis, Missouri 63101.

            Montreal: Bank of Montreal, a Canadian bank being represented by its office at 430 Park Avenue, New York, New York, 10022.

            NBC: National Bank of Canada,  a Canadian bank being  represented by its office at 1200 17th Street, Suite 2760, Denver, Colorado 80202.

            NBD: NBD  Bank,  a bank  organized  under  the laws of the  State of
                 Michigan and having its principal place of business at 611 Woodward Avenue, Detroit, Michigan 48226.

            NationsBank:  NationsBank,  N.A.,  a  national  banking  association having an office at 800 Market Street, 12th Floor, St. Louis, Missouri 63101-2506 (successor to The Boatmen's National Bank of St. Louis), and its successors and assigns.

Net Operating
Profit After
            Taxes: For any  period,  the net  earnings  (or loss) after taxes of
                 Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period and determined in conformity with generally accepted accounting principals; provided that there shall be excluded (i) the income (or loss) of any entity accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower and
                 (ii) any extraordinary gains or losses for such period determined in accordance with generally accepted accounting principles.

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            Net  Worth:  The Borrower's  consolidated net worth as determined in accordance with generally accepted  accounting  principles plus
                 subordinated   debt.   For   purposes   of   this   definition,
                 "subordinated debt" means indebtedness of the Borrower which is subordinate, in a manner satisfactory to the Lenders, to the indebtedness due to the Lenders, and the repayment of which is
                 forbidden   during  the  existence  of  any  Event  of  Default
                 hereunder; provided however, that any such indebtedness shall not be deemed subordinated debt to the extent of the amount of principal payments that are due thereon within one (1) year from the date of determination.

New York
            Prime: The floating interest rate published as the "Prime Rate" (the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) in the Wall Street Journal on the first day of each month, or if no rate is published on the first day of any month, on the first day thereafter when such rate is published. For purposes of this Agreement, New York Prime shall fluctuate on a monthly basis. Changes to New York Prime shall be effective on the first day of each month based on the "Prime Rate" in effect on such day.

            Norwest: Norwest Bank Nebraska, N.A., a national banking association having its principal place of business at 20th and Farnam Streets, Omaha, Nebraska 68102, and its successors and assigns.

            Notes: Those  certain  promissory  notes  from the  Borrower  to the
                 Lenders dated as of May 3, 1996, July 17, 1996, and July 31, 1996, including, without limitation, the Notes to the Banks as referenced in Section 2.1 hereof, and such additional term notes as the parties may hereafter agree to add hereto as Notes.

Operating
            Cash Flow: The Borrower's  consolidated  average monthly earnings or loss before interest, depreciation, amortization and taxes, less current tax expense and plus or minus any non-ordinary non-cash charges or credits to earnings, which average shall be based on the Borrower's actual financial results in the two (2) full calendar months preceding the date of determination. For purposes of calculating Operating Cash Flow for this Agreement, the Borrower shall not permit deferred commission expenses to be capitalized for any period in excess of twelve (12) months.

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Operative
            Documents:  This  1998  Loan  Agreement,  the  Notes,  the  Security
                 Agreement, the financing statements regarding the Collateral and the documents and certificates, other than the Purchase Agreement, delivered pursuant to Article VI.

Purchase

            Agreement: The Asset Purchase and Sale Agreement  dated as of May 3,
                 1996, between the Borrower and Broadcast Partners.


Quarterly
Compliance
            Certificate:  The  certificate  delivered  to  the  Lenders  by  the
                 Borrower pursuant to Section 5.1(d).

Related
            Bank Debt: The aggregate unpaid balance of all indebtedness,  now or
                 hereafter  existing   (including  future  advances)  under  the
                 Existing Term Notes; the amounts outstanding under the revolving credit notes issued under the Revolving Credit Agreement, and under any term notes issued to convert such revolving credit notes or any portion thereof to a term obligation; the amounts outstanding under the Lender's Letter of Credit and under the Norwest Letter of Credit, as defined in the Revolving Credit Agreement; all extensions, renewals, and substitutions of or for the foregoing; and all obligations, if any, as to the accrued and unpaid Interest Rate Protection Contract Amounts.

            Release: The Federal Reserve Statistical Release.

Restricted
            Quarter:  This term shall have the  meaning set forth in Section 2.2 hereof.

Revolving Credit
            Agreement: The 1998 Revolving  Credit Agreement dated as of December
                 7, 1998, between the Borrower and the Lenders which amends and restates the 1997 Revolving Credit Agreement as previously amended.

Revolving
                  Credit Rate: The floating interest rate announced from time to time by FNB-O as its "National Base Rate." The National Base Rate is set by FNB-O, solely in its discretion, to reflect generally the rates charged by national money center banks as their reference rates. (Previously, the rate was announced by FNB-O as its "New York Base Rate.") Rates charged by FNB-O may be at, above or below the National Base Rate, as determined by FNB-O as to each respective customer.

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Security
            Agreement: The 1998 Security  Agreement dated as of the date hereof, which amends and restates the 1997 Security Agreement, as previously amended.

            Subsidiaries: Any corporation,  business  association,  partnership, joint venture, limited liability company or other business entity in which the Borrower, or one or more of its
                 Subsidiaries, or the Borrower and one or more of its Subsidiaries has either (i) more than 50% of the equity ownership thereof, or (ii) the power to elect a majority of the directors or to control the identification of the managing or general partners or similar governing persons thereof.

            Sumitomo:The   Sumitomo  Bank,   Limited,   a  Japanese  bank  being
                 represented by its office at 200 North Broadway, Suite 1625, St. Louis, Missouri 63102 and acting through its Chicago branch and its successors and assigns.

Total
            Indebtedness:  All loans and other  obligations  of the Borrower and its Subsidiaries, without duplication, for borrowed money (including, without limitation, the indebtedness due to the Lenders and the holders of the Related Bank Debt) regardless of the maturity thereof but such term shall not include subordinated debt of the Borrower, as such term is defined in the definition of Net Worth, up to $15,000,000 if such subordinated debt was existing on May 3, 1996. For purposes of this definition of "Total Indebtedness," indebtedness under an interest rate protection Agreement shall mean the amount, if any, at the time of determination, of the unpaid Interest Rate Protection Contract Amounts; provided, however, that solely for purposes of voting under this Agreement by the Lenders, "Total Indebtedness" will not include such Interest Rate Protection Contract Amounts.

Trigger
            Event: This term shall  have the  meaning  set forth in Section  2.2 hereof.

            U.S. Bank: U.S. Bank, National Association,  formerly known as First
                 Bank, a national banking association having its principal place of business at 13th and M Streets, Lincoln, Nebraska 68508, and its successors and assigns.

All accounting terms not otherwise defined herein shall have the meaning ordinarily applied under generally accepted accounting principles.


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                                II. TERM FACILITY


         2.1. Term Credit. The Banks agree to advance $48,490,000 to the Borrower for the purchase of substantially all of the assets of Broadcast Partners. Such advances shall be made, in one or more closings, on a pro rata basis by the Banks, based on the following maximum advance limits for each Bank:
(1) as to FNB-O, $10,780,000; (ii) as to FNB-W, $245,000; (iii) as to First of Chicago, $6,223,000; (iv) as to Norwest, $4,047,000; (v) as to LaSalle, $10,388,000; (vi) as to Mercantile, $5,333,900; (vii) as to Dresdner,
$5,170,000; (viii) as to U.S. Bank, $1,933,000; and (ix) as to Montreal, $4,370,100.

         It is understood and agreed by the parties that the foregoing advances by FNB-O, FNB-W, and NBD were made at the initial closing under the 1996 Term Credit Agreement on May 3, 1996. The foregoing advance by Norwest represents an advance of $1,822,000 which was made at the initial closing under the Agreement on May 3, 1996, and an additional advance of $2,225,000, which was made at the closing under the First Amendment on July 17, 1996. The foregoing advances by Mercantile, Sumitomo and U.S. Bank (then "FirsTier") were made at the closing under the First Amendment on July 17, 1996. The advance made by Montreal was made at the closing of the Second Amendment on July 31, 1996; the proceeds of such advance were used to prepay the existing Note held by Broadcast Partners in the remaining principal amount of $4,070,100, and to provide an additional $300,000 to the Borrower. The advance made by LaSalle was made on December 27, 1996, at the closing of the Third Amendment. The outstanding interest of Sumitomo was assigned to Dresdner as of September 4, 1998. The outstanding interest of NBD was assigned to First of Chicago as of October 1, 1998. This Agreement shall not be deemed to extinguish any existing indebtedness of the Borrower under the 1997 Term Credit Agreement or the Notes issued thereunder or to release, terminate or affect the priority of any security therefor.

         2.2 Notes. The Notes shall bear interest on the principal loan amount thereof outstanding through June 30, 1999, at the rate of 8.25% per annum; thereafter the interest rate for the balance of the term shall be set on June 30, 1999, at two percent (2.00%) above the yield on constant maturity Treasury Bonds with maturities of three years, as quoted for the Business Day immediately preceding June 30, 1999 in the applicable Release. Notwithstanding the foregoing, the Notes issued to the following Lenders shall bear interest as follows: (i) as to U.S. Bank, at the rate of 8.36% per annum through June 30, 1999 (whereupon the interest rate reset described above shall be applicable); and (ii) as to Mercantile, First of Chicago, Dresdner, Norwest, FNB-W and Montreal, at a variable rate per annum equal to New York Prime minus one-half of one percent (0.5%). After an Event of Default has occurred, interest shall accrue: (i) with respect to the fixed rate Notes, on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Revolving Credit Rate plus four percent (4.00%); and (ii) as to the floating rate Notes, on the principal loan amount thereof at a rate per annum equal to three and one-half percent (3.5%) above New York Prime. Interest shall be calculated on actual days elapsed and a year of 360 days. If the Borrower's most recent Quarterly Compliance Certificate shows that, as of the end of the prior quarter, the Leverage Ratio was at such date more than thirty-six (36), the current

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quarter shall be deemed a "Restricted Quarter." If, any time during a Restricted
Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on any Note is less than seven and one-half percent (7.50%), a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Borrower shall be obligated to pay the Lenders the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance of such Note as of the date preceding the Trigger Event, which amount shall be payable promptly upon invoicing by FNB-O; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

         2.3. Payments. Interest on the unpaid balance of the Notes shall be due on the last day of each month beginning May 31, 1996. The principal amount of each respective Note shall become due and payable in seventy-two equal monthly installments, with the first such installment due on January 31, 1997, and subsequent installments due on the last day of each consecutive month thereafter. The total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than December 31, 2002. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day.

         2.4. Fees. At the initial closing, the Borrower paid to FNB-O an initial fee equal to $14,729, which was allocated by FNB-O pro rata among the Banks based on their respective commitments at such time. Furthermore, the Borrower paid to FNB-O at closing an agenting fee equal to $25,500. At the closing of the First Amendment on July 17, 1996, the Borrower paid a fee of $7,330.95 to FNB-O for distribution to the following Banks: (i) $1,112.50 to Norwest; (ii) $2,666.95 to Mercantile; (iii) $2,585.00 to Sumitomo; and (iv) $966.50 to U.S. (then First Bank, National Association). At the closing of the Second Amendment on July 31, 1996, the Borrower paid a fee of $2,185.05 to FNB-O for distribution to Montreal.

         2.5 Payment. The Borrower's obligation to make payments of principal and interest hereunder shall be further evidenced by the Notes, the form of which is attached hereto as Exhibit A. All obligations of the Borrower under the Notes and the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing.

         2.6 Prepayment. Prepayments of the Notes may be made in full or in part at any time upon 10 days prior written notice to the Lenders; provided, however, that unanimous consent of the Lenders shall be required for any prepayment which is not applied pro rata to the Lenders in accordance with Section 8.2. Prepayment penalties will be required as indicated below:

                                       10

                  (a) The Borrower may prepay in full without penalty the principal loan amounts outstanding under all Notes which bear interest at a fixed rate in accordance with Section 2.2 hereof, if such prepayment occurs on June 30, 1999 and the Borrower has given the Banks at least 30 days prior written notice of its intention to make such prepayment.

                  (b) If a prepayment of a Note which bears interest at a fixed rate in accordance with Section 2.2 hereof occurs other than in accordance with (a) above, the Borrower shall pay to the respective Bank payee thereof, at such payee's option, either: (1) the Make-Whole Premium due in respect of such prepayment; or (2) a prepayment fee equal to one and one-half percent (1.50%) of the amount of such prepayment.

                  (c) The Borrower shall not be obligated to pay a Make-Whole Premium or prepayment fee to any Bank payee of a Note which bears interest at a floating rate indexed to New York Prime.

         2.6A Permitted Prepayments to Broadcast Partners. Broadcast Partners' Notes were prepaid in full at the closing of the Second Amendment on July 31, 1996.

         2.7 Security. All obligations of the Borrower hereunder and under the Operative Documents, including, without limitation, the Borrower's obligations to make payments of principal and interest shall be secured by a first security interest in the Collateral, as more specifically described in the Security Agreement.

         2.8 Revolving Credit Agreement. Nothing herein shall be deemed to alter or amend the Borrower's obligations under the Revolving Credit Agreement, the Related Bank Debt or any collateral security therefor, all of which shall continue in full force and effect in accordance with the terms thereof.


                          III. [INTENTIONALLY OMITTED]


                       IV. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that as of May 3, 1996, and the date hereof the following are and shall be true and correct:

         4.1 Corporate Existence. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each Subsidiary is a corporation duly organized, validly existing and in good standing in its state of incorporation as shown on Schedule I, and it and each of its Subsidiaries is duly qualified and in good standing in all states where it is doing business except where the failure to be so qualified would not have a material adverse effect on it and it has full power and authority to own and operate its properties and to carry on its business. As of the date of this Agreement, the Borrower has no Subsidiaries other than those shown on Schedule I.

                                       11

         4.2 Corporate Authority. It has full corporate power, authority and legal right to execute, deliver and perform the Operative Documents to which it is a party, and all other instruments and agreements contemplated hereby and thereby, and to perform its obligations hereunder and thereunder; and such actions have been duly authorized by all necessary corporate action, and are not in conflict with any applicable law or regulation, or any order, judgment or decree of any court or other governmental agency or instrumentality or its articles of incorporation or bylaws, or with any provisions of any indenture, contract or agreement to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or their property may be bound.

         4.3 Validity of Agreements. The Borrower's Operative Documents have been duly authorized, executed and delivered and constitute its legal, valid and binding agreements, enforceable against the Borrower in accordance with their respective terms (except to the extent that enforcement thereof may be limited by any applicable bankruptcy, reorganization, moratorium or similar laws now or hereafter in effect, or by principles of equity).

         4.4 Litigation. Neither the Borrower nor any Subsidiary is a party to any pending lawsuit or proceeding before or by any court or governmental body or agency, which is likely to have a materially adverse effect on the Borrower's ability to perform its obligations under its Operative Documents; nor is the Borrower aware of any threatened lawsuit or proceeding, to which it or any Subsidiary may become a party or of any investigation of any Court or governmental body or agency into its affairs, which if instituted would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.5 Governmental Approvals. The execution, delivery and performance by the Borrower of the Operative Documents or the Purchase Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or other governmental authority or agency other than as contemplated herein and therein.

         4.6 Defaults Under Other Documents. Neither the Borrower nor any Subsidiary is in default or in violation (nor has any event occurred which, with notice or lapse of time or both, would constitute a default or violation) under any document or any Agreement or instrument to which it may be a party or under which it or any of its properties may be bound and the result of which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

                                       12

         4.7 Judgments. There are no outstanding or unpaid judgments (which are not adequately bonded) of the Borrower or any Subsidiary which would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.8 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any laws, regulations or judicial or governmental decrees in any respect which could have any material adverse effect upon the validity or enforceability of any of the terms of the Borrower's Operative Documents or which could have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents.

         4.9 Taxes. All tax returns of the Borrower and its Subsidiaries for material taxes required to be filed have been filed or extensions permitted by law have been obtained; all taxes of the Borrower and its Subsidiaries of a material nature and which are due and payable as reflected on such returns have been paid, other than taxes which are due but for which only a nominal late payment penalty is payable and for which the taxing authority is not yet entitled to enforce its remedies for payment thereof and other than taxes being contested in good faith and with respect to which adequate reserves have been established; and no material amounts of taxes of the Borrower and its Subsidiaries not reflected on such returns are payable.

         4.10 Collateral. The Borrower has good and marketable title to the Collateral and the Collateral is free from all liens, encumbrances or security interests, except as disclosed on Schedule A attached hereto. The Borrower's principal place of business, chief executive office, and the principal place where it keeps its records concerning the Collateral is Suite 200, 9110 West Dodge Road, Omaha, Nebraska 68114. The Borrower also keeps certain of its records regarding the Collateral at 11275 Aurora Avenue, Des Moines, Iowa 50322.

         4.11 Pension Benefits. Neither the Borrower nor any Subsidiary maintains a "Plan" as defined in Section 3 of the Employees Retirement Income Security Act of 1974 ("ERISA"), or each such entity is in compliance with the minimum funding requirements with respect to any such "Plan" maintained by it and it has not incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or otherwise under ERISA in connection with any such Plan.

         4.12 Margin Regulations. No part of the proceeds of any advance hereunder shall be used to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of the proceeds of any advance hereunder shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

                                       13

         4.13 Financial Condition. The financial condition of the Borrower and its Subsidiaries is truly and accurately set forth in the most recent financial statement which has been provided to the Lenders and no material adverse change has occurred which would make such financial statement inaccurate or misleading.

                                  V. COVENANTS

         The Borrower hereby covenants that:

         5.1  Financial Reports.

              (a) Within forty-five (45) days after the end of each month, the Borrower, at its sole expense, shall furnish the Lenders a consolidated balance sheet,

                                       14
              statement  of  earnings  of  the  Borrower  and  its  consolidated
              Subsidiaries, and a statement of cash flows of the Borrower and its consolidated subsidiaries and such financial statements on a consolidating basis as to the Borrower, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and certified as completed and correct, subject to normal changes resulting from year-end audit adjustments, by the chief financial officer of the Borrower.



              (b) Within ninety (90) days after the close of the Borrower's fiscal year, the Borrower, at its sole expense, shall furnish the
              Lenders: (i) a consolidated balance sheet, a statement of earnings of the Borrower and its consolidated Subsidiaries and a statement of cash flows of the Borrower and its consolidated subsidiaries, certified by Deloitte & Touche, or other independent certified public accountants acceptable to the Lenders, that such financial reports fairly present the financial condition of the Borrower and its consolidated Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied; and (ii) a certificate from such accountants certifying that in making the requisite audit for certification of the Borrower's financial statements, the auditors either (1) have obtained no knowledge, and are not otherwise aware of, any condition or event which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under Sections 5.3, 5.4, 5.7, 5.9(b), 5.9(d), 5.11, 5.19 or 5.20; or (2) have discovered such condition or event, as specifically set forth in such certificate, which constitutes an Event of Default or which with the passage of time or the giving of notice would constitute an Event of Default under such sections. The auditors shall not be liable to the Lenders by reason of the auditors' failure to obtain knowledge of such event or condition in the ordinary course of their audit unless such failure is the result of negligence or willful misconduct in the performance of the audit.

              (c) Within thirty (30) days after submission to the Securities and Exchange Commission, the Borrower shall provide to the Lenders copies of its Forms 10K and 10Q, as submitted to the Securities and Exchange Commission during the term of this Agreement.

              (d) Within twenty (20) days after the end of each quarter, the Borrower, at its expense, shall furnish the Lenders a certificate of the chief financial officer of the Borrower in the form of Exhibit C, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:


                                       15

                    (i) The Borrower and each Subsidiary, either (y) is in compliance with the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                    (ii) The chief financial officer of the Borrower has reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and that such review either (1) has NOT disclosed the existence of any condition or event which constitutes an event of default or any condition or event which with the passage of time or the giving of notice would constitute an event of default under the Operative Documents or (2) has disclosed the existence of a condition or event which constitutes an event of default, or a condition or event which with the passage of time or the giving of notice would constitute an event of default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.


              (e) The Borrower shall provide the Lenders with such other financial reports and statements as the Lenders may reasonably request.

         5.2 Corporate Structure and Assets. The Borrower shall not merge or consolidate with any other corporation or entity unless the Borrower shall be the surviving entity, nor sell any assets except items that are obsolete or no longer necessary for operation of the business, other than in the ordinary course of business without the prior written consent of the Lenders. The Lenders shall be entitled to receive as a prepayment on the Notes the proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged without the prior written consent of the Lenders, which consent shall not be unreasonably withheld. The foregoing restrictions on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

                                       16

         5.3 Net Worth. The Borrower shall maintain a minimum Net Worth during the term of this Agreement of at least $23,500,000 plus fifty percent (50%) of the net income (but not losses) of the Borrower for each fiscal year, commencing with the fiscal year beginning January 1, 1997; provided, however, solely for purposes of determining compliance with the provisions of this Section 5.3, "Net Worth" shall not include any subordinated debt.


         5.4  Indebtedness.

              (a) The Borrower shall not at any time permit the Leverage Ratio to exceed forty-eight (48).

              (b) On the day the Borrower or a Subsidiary becomes liable with respect to any debt and immediately after giving effect thereto and to the concurrent retirement of any other debt, the sum of
              Total Indebtedness, plus the amount of any outstanding subordinated debt of the Borrower and its Subsidiaries, plus the contingent obligations of the Borrower and its Subsidiaries under any guaranty of the debt of any other person or entity (other than unsecured debt of a Subsidiary incurred in the ordinary course of business for other than borrowed money or to finance the purchase price of any property or business) shall not exceed an amount equal to sixty (60) times Operating Cash Flow at such date.

         5.5 Use of Proceeds. The Borrower shall not use the proceeds of the advances hereunder to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or any "margin security" (within the meaning of Regulation G of said Board of Governors), or to extend credit to others for the purpose of purchasing or carrying any such margin stock or margin security. No part of such proceeds shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors. This section shall not preclude the Borrower from repurchasing any of its own issued and outstanding common stock; provided, however, that such repurchase does not result in the occurrence of any other Event of Default hereunder.

         5.6 Notice of Default. The Borrower shall give to the Lenders prompt written notification of the existence or occurrence of:

              (a) any fact or event which results, or which with notice or the passage of time, or both, would result in an Event of Default hereunder;

              (b) any proceedings instituted by or against the Borrower in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened against the Borrower by any governmental agency, which is likely to have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents;

                                       17

              (c) any default or event of default involving the payment of money under any Agreement or instrument which is material to the Borrower or any Subsidiary to which such entity is a party or by which it or any of its property may be bound, and which default or event of default would have a material adverse effect upon the Borrower's ability to perform its obligations under its Operative Documents; and (d) the Borrower shall give immediate notice of the commencement of any proceeding under the Federal Bankruptcy Code by or against the Borrower or any Subsidiary.

5.7  Distributions.

              (a) Neither Borrower nor any Subsidiary shall declare any dividends or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided, however, that the Borrower may declare stock dividends; provided, further, that the Borrower need not obtain the Lenders' consent with respect to (i) dividends in any one (1) year which are, in aggregate, less than 25% of the Borrower's Net Operating Profit After Taxes in the previous four (4) quarters, as reported to the Lenders pursuant to
              Section 5.1; or (ii) dividends or distributions from any consolidated Subsidiary.

              (b) Neither the Borrower nor any Subsidiary other than a Subsidiary which is wholly-owned by the Borrower shall purchase, redeem, or otherwise retire any shares of its capital stock or warrants of its capital stock if, immediately after the making of such purchase or redemption, the Borrower or any Subsidiary will be in default of any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness).

         5.8 Compliance with Law and Regulations. The Borrower and each Subsidiary shall comply in all material respects with all applicable federal and state laws and regulations.

         5.9  Maintenance  of  Property;  Accounting;   Corporate  Form;  Taxes;
Insurance.

              (a) The Borrower and each Subsidiary shall maintain its property in good condition in all material respects, ordinary wear and tear excepted, and make all renewals, replacements, additions, betterments and improvements thereto necessary for the efficient operation of its business.

                                       18

              (b) The Borrower and each Subsidiary shall keep true books of record and accounts in which full and correct entries shall be made of all its business transactions, all in accordance with generally accepted accounting principles consistently applied.

              (c) The Borrower and each Subsidiary shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate form of existence as is necessary for the continuation of its business in substantially the same form, except where such failure to do so with respect to any Subsidiary would not have a material adverse effect on the ability of the Borrower to perform its obligations under the Operative Documents.

              (d) The Borrower and each Subsidiary shall pay all taxes, assessments and governmental charges or levies imposed upon it or its property; provided, however, that the Borrower or any Subsidiary shall not be required to pay any of the foregoing taxes which are being diligently contested in good faith by appropriate legal proceedings and with respect to which adequate reserves have been established.

              (e) The Borrower shall maintain or cause to be maintained liability insurance and casualty insurance, in a form and amount satisfactory to FNB-O as agent for the Lenders, upon the Collateral (excluding equipment or inventory provided to Subscribers in the ordinary course of business) and other tangible assets owned by it and its Subsidiaries. The Borrower shall name FNB-O as agent for the Lenders and the holders of the Related Bank Debt as the loss payee on all such casualty insurance, and as an additional insured on all such liability insurance and shall provide the Lenders with evidence of such insurance upon request.

         5.10 Inspection of Properties and Books. The Borrower shall recognize and honor the right of the Lenders, upon request to an officer of the Borrower, to visit and inspect any of the properties of, to examine the books, accounts, and other records of, and to take extracts therefrom and to discuss the affairs, finances, loans and accounts of, and to be advised as to the same by the officers of, the Borrower at all such times, in such detail and through such agents and representatives as the Lenders may reasonably desire.

         5.11 Guaranties. Neither the Borrower nor any Subsidiary shall guaranty or become responsible for the indebtedness of any other person or entity; provided, however, that a Subsidiary may guaranty the obligation of the Borrower; provided further, that the Borrower may guaranty the obligations of a Subsidiary so long as no Event of Default (or not event or occurrence which with

                                       19
the passage of time or notice, or both, would become an Event of Default) has occurred or will occur hereunder, taking into account such guaranty and indebtedness.

         5.12 Collateral. Neither the Borrower nor any Subsidiary shall incur or permit to exist any mortgage, pledge, lien, security interest or other encumbrance on the Collateral, except as permitted in the Security Agreement. Subject to Section 5.4(b), the foregoing shall not be construed to prohibit the Borrower or any Subsidiary from acquiring leased equipment in the ordinary course of business. Without limiting the generality of the foregoing, the Borrower covenants and agrees that it shall on request enforce for the benefit of the Lenders and the holders of the Related Bank Debt, but at the sole expense of the Borrower, any and all rights and remedies (including, without limitation, rights to indemnity), that it may have with respect to the existence of any liens, security interests or other encumbrances that may exist on the property of the Borrower acquired from Broadcast Partners under the Purchase Agreement. Notwithstanding anything else to the contrary herein or in the Operative Documents, Broadcast Partners shall have no right to share in the proceeds of any such recovery which constitutes the proceeds of any indemnity claim by the Borrower under the Purchase Agreement.

         5.13 Name; Location. The Borrower shall give the Lenders ninety (90) days notice prior to changing its name, identity or corporate structure, moving its principal place of business, chief executive office or place where it keeps its records concerning the Collateral.

         5.14 Notice of Change in Ownership or Management. During the term of this Agreement, the Borrower shall give the Lenders notice of the occurrence of any of the following described events, which notice shall be given as soon as the Borrower obtains notice or knowledge thereof:

              (a)  any  change,   directly  or   indirectly,   in  the  existing
              controlling interest in the Borrower; or

              (b) any material adverse change in its management personnel. A material adverse change in the Borrower's management personnel shall be deemed to have occurred if any one (1) of the following has occurred with respect to two of the four (4) individuals who are both officers and members of the Board of Directors of the
              Borrower: (i) the resignation, retirement, or voluntary or involuntary termination of employment and/or status of such persons as officers and directors of the Borrower; (ii) any announcement, notice of intent, resolution or similar advance notice with respect to the matters referenced in the foregoing clause; or (iii) the death, disability or legal incompetence of such persons.

         5.15. Interest Coverage. The ratio of Operating Cash Flow to interest expense (as determined in accordance with generally accepted accounting principles but excluding amortization of deferred offering costs and any fees related to the Trigger Event in Section 2.2 of this Agreement) at the end of

                                       20
each quarter during the term of this Agreement, as shown on the Quarterly Compliance Report, shall not be less than 2.25 to 1.0.

         5.16 Subordinated Debt. Neither the Borrower nor any Subsidiary shall incur any subordinated debt or issue any preferred stock or warrants for preferred stock except upon the prior written consent of the Lenders. Neither the Borrower nor any Subsidiary shall make any voluntary or optional prepayment on any subordinated debt without the prior written consent of the Lenders. Similarly, the Borrower shall not amend its articles of incorporation or any other documents or agreements relating to the issuance of subordinated debt, preferred stock or warrants for preferred stock without the prior written consent of the Lenders.

         5.17 Subsidiaries. The Borrower shall give prompt written notice to the Lenders of the Borrower's intent to acquire, or the Borrower's acquisition of, any Subsidiary. Prior to the creation or acquisition of such Subsidiary, the Borrower (i) shall cause a first security interest in the assets of such Subsidiary to be perfected in favor of FNB-O, as agent for the Lenders and the holders of the Related Bank Debt, and (ii) shall cause the Subsidiary to enter into a security Agreement, to execute and file such financing statements and to provide opinions all in form satisfactory to the Lenders and the holders of the Related Bank Debt, as to compliance with this section.

         5.18 Amendments to Purchase Agreement. The Borrower shall not amend the Purchase Agreement without the prior written consent of the Lenders.

         5.19 Capital Expenditures. The Borrower shall not incur in any fiscal year, commencing with the fiscal year beginning January 1, 1997, capital expenditures, determined in accordance with generally accepted accounting principles, of more than $2,000,000; provided, however, that capital expenditures for (a) equipment to be used by subscribers of the Borrower, and
(b) telecommunications equipment, computer equipment, software and software consulting shall not be counted for purposes of this annual limitation.

         5.20 Acquisitions. The Borrower shall not acquire any stock or any equity interest in, or warrants therefor or securities convertible into the same, or a substantial portion of the assets of, another entity without the prior written consent of the Lenders; provided, however, that the Borrower shall be permitted to make on a cumulative basis from and after July 1, 1998 such acquisitions (excluding the acquisition of A-T Financial Information, Inc. directly or through Asset Growth Corporation) in an amount not to exceed Twenty Million Dollars ($20,000,000) in the aggregate without the consent of the Lenders if:

              (a) such acquisitions are in or from entities which:

                    (i) are in the business of electronically communicating time-sensitive information to their customers; and

                    (ii) have their principal place of business in the United States or Canada; and

                                       21

                    (iii) except for Weather Services Corporation, have a positive operating cash flow, calculated in the same method as is used to calculate the Borrower's Operating Cash Flow for purposes of this Agreement; and

              (b) the Borrower or any Subsidiary is not, and immediately after the making of such acquisition, will not be in default under any other covenant or provision of this Agreement (including, without limitation, the covenants and provisions pertaining to minimum net worth and limitations on indebtedness); and

              (c) except for the acquisition of A-T Financial Information, Inc. directly or through Asset Growth Corporation, no one acquisition shall exceed Ten Million Dollars ($10,000,000).





                            VI. CONDITIONS PRECEDENT

         6.1 Closing Conditions. Any and all obligations of the Lenders hereunder are subject to satisfaction of the following conditions precedent:

              (a) FNB-O, as agent, shall have received an opinion of counsel to the Borrower covering such matters as the Lenders may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative Documents, the legal, valid, binding and enforceable nature of the Operative Documents, and the perfection and priority of the security interest in the Collateral granted to the Lenders.

              (b) FNB-O, as agent, shall have received such certificates and documents as the Lenders may reasonably request from the Borrower, including articles of incorporation and bylaws, certificates regarding good standing, incumbency, copies of other corporate documents, and appropriate authorizing resolutions; and

              (c) the Operative Documents shall have been duly authorized and executed and shall be in full force and effect, and such UCC financing statements shall have been executed and filed in such offices as may be appropriate to perfect the security interest of FNB-O, as agent for the Lenders, in the Collateral.

                                       22

                           VII. DEFAULTS AND REMEDIES

         7.1 Events of Default. Any of the following shall be deemed an event of default under this Agreement (an "Event of Default"):

              (a) Any payment of principal required by any of the Operative Documents shall not be paid when due.

              (b) Any payment of interest or other fees due hereunder or under any of the Operative Documents shall not be paid within fifteen
              (15) calendar days after the date on which such payment was invoiced or due.

              (c) Any representation or warranty of the Borrower under any of the Operative Documents, or any financial reports or statements or certificates submitted pursuant to this Agreement, shall prove to have been false in any material respect when made.

              (d) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction applicable to such entity and contained in Sections 5.1, 5.2, 5.3, 5.4, 5.7, 5.11, 5.12, 5.13, 5.14, 5.15,
              5.16, 5.19 or 5.20 of this Agreement.

              (e) A failure of the Borrower or any Subsidiary to comply with any requirement or restriction contained in any provision of the Operative Documents not otherwise specified in this Article VI, which failure remains unremedied for ten (10) days following receipt of notice from FNB-O on behalf of the Lenders.

              (f) The occurrence of a default or a breach of any of the obligations of the Borrower or any Subsidiary (other than obligations of such Subsidiary to the Borrower) under any note, loan agreement, preferred stock, subordinated debt instrument or agreement, or any other agreement evidencing an obligation to repay borrowed money.

              (g) The entry of a final judgment against the Borrower or any Subsidiary for the payment of money, which is not covered by insurance, and the expiration of thirty (30) days from the date of such entry during which the judgment is not discharged in full or stayed.

              (h) The occurrence of any one or more of the following:

                                       23

                    (1) The Borrower or any Subsidiary shall file a voluntary petition in bankruptcy or an order for relief shall be entered in a bankruptcy case as to such entity or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of such entity or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts or shall generally not pay its debts as they become due; or

                    (2) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Borrower or any Subsidiary seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower or any Subsidiary or of all or any part of its property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of such entity and such appointments shall remain unvacated and unstayed for an aggregate of thirty
                    (30) days (whether or not consecutive); or

                    (3) A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Collateral, or any judgment involving monetary damages shall be entered against the Borrower or any Subsidiary which shall become a lien on the Collateral or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty
                    (30) days after its entry or levy.

                                       24

              (i) Any event of default shall occur under any Operative Document.

              (j) A change shall occur after November 8, 1993, directly or indirectly, in the ownership or control of the Borrower; provided, however, that changes in the ownership or control of, or new issuances of, voting common stock which do not exceed, cumulatively, 50% of the total issued and outstanding shares of the Borrower as of September 30, 1993 shall not be deemed an Event of Default under this Section 7.1(j); provided further, that acquisitions of additional shares by members of the existing executive management group of the Borrower shall not be counted as changes in the ownership or control of the Borrower under this
              Section 7.1(j). For purposes of computing the total issued and outstanding shares as of September 30, 1993, warrants and options for such shares shall be included.

              (k) An Event of Default shall occur under any Related Bank Debt or the Related Loan Agreement and the expiration of any applicable cure period thereunder.

              (l) The Borrower shall be obligated to prepay all or any portion of its subordinated debt as a result of a Change of Control.

              (m) The Borrower or any Subsidiary is not at any time after September 30, 1999, in compliance with Year 2000 requirements and such failure creates a material adverse effect on the ability of the Borrower to carry out its business.

         7.2 Remedies. If an Event of Default occurs and is continuing, upon the election of the Lenders holding two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes, the Related Bank Debt and any similar indebtedness but excluding amounts due under the Purchase Agreement), the entire unpaid principal amount under the Notes and all Related Bank Debt, together with interest accrued thereon, shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Lenders may exercise their rights under the other Operative Documents and the Revolving Credit Agreement (and the operative documents with respect thereto), including, without limitation, under the Security Agreement. For purposes of this Article VII, the term Lenders includes NationsBank, formerly Boatmen's, and NBC. In addition, the Lenders shall have such other remedies as are available at law and in equity. Remedies under this Agreement, the Operative Documents, the Revolving Credit Agreement (and the operative documents with respect thereto) are cumulative. Any waiver must be in writing by the Lenders and no waiver shall constitute a waiver as to any other occurrence which constitutes an Event of Default or as to any party not specifically included in such written waiver.


                                       25

                     ARTICLE VIII. INTER-CREDITOR AGREEMENTS

         8.1 FNB-O as Servicer. FNB-O will act as sole servicer of the loans evidenced by the Notes issued hereunder and the Related Bank Debt (other than interest rate protection agreements). For purposes of this Article VIII, the term Lenders includes First Bank, Boatmen's and the term Event of Default means any Event of Default hereunder or under any Related Bank Debt. FNB-O will enforce, administer and otherwise deal with the loans made by the Lenders in accordance with safe and prudent banking standards employed by FNB-O in the case of the loan made by FNB-O. Without limiting the generality of the foregoing, FNB-O will, on its own behalf and on behalf of the Lenders: (i) maintain originals of the Operative Documents and the operative documents in connection with the Revolving Credit Agreement; (ii) receive requests for advances from the Borrower under the Revolving Credit Agreement and make such advances on behalf of the revolving lenders in such agreements (provided that FNB-O is assured of reimbursement therefor by the other revolving lenders for their pro rata shares); (iii) receive payments and prepayments from the Borrower and apply such payments as provided in Section 8.2; (iv) receive notices from the Borrower and send copies thereof to the Lenders if FNB-O has reasonable cause to believe that such Lenders have not received such notice from another source; and (v) advise the Lenders of the occurrence of any Event of Default which FNB-O obtains actual knowledge of. The Lenders agree not to attempt to take any action against the Borrower under the Operative Documents, Related Bank Debt or with respect to the indebtedness evidenced thereby without FNB-O's consent unless holders of two-thirds of the then outstanding aggregate Total Indebtedness of the Borrower to the Lenders (including under the Notes, the Related Bank Debt and any similar indebtedness but excluding amounts due under the Purchase Agreement) shall have requested FNB-O to take specific action against the Borrower and FNB-O shall have failed to do so within a reasonable period after receipt of such request. All actions, consents, waivers and approvals by the Lenders shall be deemed taken or given and amendments hereto deemed agreed to if the holders of more than two-thirds of the outstanding aggregate Total Indebtedness of the Borrower to the Lenders shall have indicated their consent thereto. Notwithstanding the foregoing, unanimous approval of the applicable Lenders under the Notes or the Related Bank Debt shall be required for: (i) any reduction or compromise of the principal loan amount of the Notes or the Related Bank Debt, the amount or rate of interest accrued or accruing thereon or the fees due hereunder; and (ii) extension of the date of any scheduled payment; and unanimous consent of all the Lenders shall be required for (iii) permitting the sale of or releasing the security interest of the Lenders in Collateral which comprises more than ten percent (10%) net book value of fixed assets of the Borrower; and (iv) any amendment of Sections 8.1 or 8.2 hereof. A Lender's commitment hereunder may not be increased without the consent of such Lender, it being understood, however, that increases in the total facility hereunder may be made with the consent of the holders of more than two-thirds of the aggregate total outstanding obligations of the Borrower to the Lenders under the Agreement, so long as such increase does not result in the increase of any non-consenting Lender's commitment hereunder.

                                       26

         8.2 Application of Payments. Until the earlier of the occurrence of an Event of Default or any Lender's giving of notice to the others that it deems itself insecure, payments or prepayments made by the Borrower may be applied to the indebtedness designated by the Borrower or otherwise applied as follows:

              (a) first, to pay interest to date on the revolving credit due under the Revolving Credit Agreement and fees due to the Lenders and holders of the Related Bank Debt;

              (b) second, to make payments due but unpaid under any of the Notes and Related Bank Debt; and

              (c) third, pro rata to the Lenders, such pro rata share to be determined as set forth below in subsection (bb) of this Section 8.2.

After the occurrence of an Event of Default or any Lender's giving of notice that it deems itself insecure, payments or prepayments on the Notes and Related Bank Debt received by FNB-O or any of the Lenders and funds realized upon the disposition of any of the Collateral shall be applied as follows:

              (aa) first, to reimburse FNB-O for any costs, expenses, and disbursements (including attorneys' fees) which may be incurred or made by FNB-0: (i) in connection with its servicing obligations;
              (ii) in the process of collecting such payments or funds; or (iii) as advances made by FNB-O to protect the Collateral (provided, however, that FNB-O shall have no obligation to make such protective advances); and

              (bb) second, pari passu among the Lenders, based on their respective pro rata shares of the funds to be applied. Each Lender's pro rata share shall be equal to a fraction, (x) the numerator of which shall be the total principal loan amount then outstanding which is owing to each such Lender under its Related Bank Debt, and (y) the denominator of which shall be the total principal loan amount then outstanding which is owning to the Lenders under all Related Bank Debt. As to any obligation of the Borrower to one or more Lenders under an interest rate protection contract, "principal loan amount then outstanding" shall mean, as of the date of determination by FNB-O of the Lenders' respective pro rata shares, the amount, if any, of the unpaid Interest Rate Protection Contract Amounts.

Except as specifically provided in this Section 8.2, FNB-O shall have no obligation to repay or prepay any amount due from the Borrower to any of the other Lenders nor shall FNB-O have any obligation to purchase all or a part of any Note hereunder or any Note evidencing any Related Bank Debt or any advance made by any Lenders, nor shall the Lenders have any recourse whatsoever against FNB-O with respect to any failure of the Borrower to repay the indebtedness referenced herein.

         8.3 Liability of FNB-O. FNB-O shall not be liable to the Lenders for any error of judgment or for any action taken or omitted to be taken by it hereunder, except for gross negligence or willful misconduct. Without limiting the generality of the foregoing, FNB-O, except as expressly set forth herein,

                                       27

(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no representation or warranty with respect to, and shall not be responsible for, the accuracy, completeness, execution, legality, validity, legal effect or enforceability of this 1998 Term Credit Agreement, the Notes, the Revolving Credit Agreement or the Related Bank Debt or the other Operative Documents or the operative documents under any Related Bank Debt or the value or sufficiency of any Collateral given by the Borrower or the priority of the Lenders' security interest therein or the financial condition of the Borrower; and (c) shall not be responsible for the performance or observance of any of the terms, covenants or conditions of the Operative Documents or the operative documents under any Related Bank Debt on the part of the Borrower and shall not have any duty to inspect the property (including, without limitation, the books and records) of the Borrower.

         8.4 Transfers. No Lender shall subdivide, transfer or grant a participation in its respective Notes or notes evidencing any Related Bank Debt, or in any advance hereunder or under any Related Bank Debt, without the prior written consent of FNB-O which consent shall not be unreasonably withheld. For purposes of this Section 8.4, "Related Bank Debt" shall not include interest rate protection agreements.

         8.5 Reliance. The Lenders acknowledge that they have been advised that none of the Notes, the notes evidencing any Related Bank Debt nor any interest therein or related thereto has been (i) registered under the Securities Act of 1933, as amended, nor (ii) insured by the Federal Deposit Insurance Corporation. The Lenders acknowledge that they have received from the Borrower all financial information and other data relevant to their decision to extend credit to the Borrower and that they have independently approved the credit quality of the Borrower.

         8.6 Relationship of Lenders. The Lenders intend for the relationships created by this Agreement to be construed as concurrent direct loans from each Lender respectively to the Borrower. Nothing herein shall be construed as a loan from any Lender to FNB-O or as creating a partnership or joint venture relationship among them.

         8.7 New Lenders. In the event that new Lenders are added to this Agreement or to the Revolving Credit Agreement, such Lenders shall be required to agree to the inter-creditor provisions of this Article VIII.

         8.8 Broadcast Partners. As of the closing of the Second Amendment on July 31, 1996, Broadcast Partners was removed from this Agreement as a party.

                            ARTICLE IX. MISCELLANEOUS

         9.1 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and may not be effectively amended, changed, modified or altered, except in writing executed by all parties. Notwithstanding the foregoing, it is understood that the purchase and sale transaction between the Borrower and Broadcast Partners is governed by the Purchase Agreement.

                                       28

         9.2 Governing Law. The Operative Documents shall be governed by and construed pursuant to the laws of the State of Nebraska.

         9.3 Notices. Until changed by written notice from one party hereto to the other, all communications under the Operative Documents shall be in writing and shall be hand delivered or mailed by registered mail to the parties as follows:

              If to the Borrower:

              DATA TRANSMISSION NETWORK CORPORATION
              Suite 200
              9110 West Dodge Road
              Omaha, Nebraska 68114
              Attention:  Chief Financial Officer


              If to the Lenders:

              FIRST NATIONAL BANK OF OMAHA
              One First National Center
              Omaha, Nebraska  68102
              Attention:  Mr. James P. Bonham

Notices shall be deemed given when mailed, except that any notice by the Borrower under Section 2.6 shall not be deemed given until received by FNB-O.

         9.4 Headings. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         9.5   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts and such counterparts together shall constitute one and the same instrument.

         9.6 Survival; Successors and Assigns. The covenants, agreements, representations and warranties made herein, and in the certificates delivered pursuant hereto, shall survive the execution and delivery to the Lenders of this Agreement and shall continue in full force and effect so long as any Note or any obligation to the Lenders under any of the Operative Documents is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind the successors and assigns of the Borrower and shall inure to the benefit of the successors and assigns of the Lenders.

         9.7  Severability.   If  any  provision  of  this  Agreement  shall  be
prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                                       29

         9.8 Assignment. The Borrower may not assign its rights or obligations hereunder and any assignment in contravention of the terms hereof shall be void.

         9.9 Amendments. Any amendment, modification or supplement to this Agreement must be in writing and must be signed by the parties hereto.

         IN WITNESS WHEREOF, the Borrower and the Lenders have caused this 1998 Term Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.






                                            DATA TRANSMISSION NETWORK
                                            CORPORATION



                                            By /s/ Brian L. Larson
                                             Title: VP, CFO and Secretary

                                       30

                                            FIRST NATIONAL BANK OF OMAHA




                                            By /s/ James P. Bonham
                                             Title: Vice President






NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                            INITIALED:


                                            Borrower

                                       31

                           DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES





                           By /s/ Patrick A. Keleher
                              -------------------------
                            Title: Vice President


                           By /s/ Brian Haughney
                              --------------------------
                              Assistant Treasurer






NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                                   INITIALED:


                                                   Borrower



                                       32

                                        FIRST NATIONAL BANK, WAHOO,
                                        NEBRASKA





                                        By /s/ Elizabeth Rezac
                                         Title: Second Vice President





NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                       INITIALED:


                                       Borrower



                                       33

                                   THE FIRST NATIONAL BANK
                                   OF CHICAGO




                                   By /s/ Nathan L. Bloch
                                    Title:First Vice President










NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower



                                       34

                                  NORWEST BANK NEBRASKA, N.A.




                                  By /s/ Kevin D. Munro
                                   Title: Vice President












NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower




                                       35

                                   MERCANTILE BANK OF ST. LOUIS, N.A.




                                   By /s/ Joseph L. Sooter, Jr.
                                    Title:Vice President







NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                   INITIALED:


                                   Borrower



                                       36

                                  U. S. BANK, NATIONAL ASSOCIATION




                                  By /s/ Beth Morgan
                                   Title:Vice President








NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                                   INITIALED:


                                                   Borrower



                                       37

                                     BANK OF MONTREAL




                                     By /s/ Allegra Griffiths
                                      Title:Director












NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                                INITIALED:


                                                Borrower



                                       38

                                     LASALLE NATIONAL BANK





                                     By /s/ Tom Harmon
                                      Title:Assistant Vice President








NOTICE: A credit Agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                                INITIALED:


                                                Borrower



                                       39

                                   SCHEDULE I



                          TO 1998 TERM CREDIT AGREEMENT

                                      among
                           DATA TRANSMISSION NETWORK,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                                       AND
                              LASALLE NATIONAL BANK




Subsidiary          State of Incorporation       Shares        % of Ownership


National Datamax, Inc.   California             873,300             100%

Kavouras, Inc.           Minnesota                  155 5/12            100%

DTN Acquisition, Inc.    Nebraska                   100                 100%

DTN Market Commu-        Nebraska                   100                 100%
 nications Group, Inc.

DTN Merger Co.           Massachusetts              100                 100%

Paragon Software, Inc.*  Illinois                 1,000                 100%

*Owned by DTN Acquisition, Inc.

                                       40

                                    EXHIBIT A


                          TO 1998 TERM CREDIT AGREEMENT
                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                                       and
                              LASALLE NATIONAL BANK






                                  FORM OF NOTES



                                       41

                        SECURED BUSINESS PROMISSORY NOTE



Omaha, Nebraska                                   $
                                                  December 31, 2002
(Note Date)                                       (Maturity Date)


         DATA TRANSMISSION NETWORK CORPORATION ("Maker") promises to pay to the order of _______________ ("Lender") at the offices of First National Bank of Omaha in Omaha, Nebraska, the principal sum of _____________. Interest on the unpaid principal balance shall be due on the last day of each month, beginning May 31, 1996. The principal sum shall become due and payable in seventy-two equal monthly installments, with the first such installment due on January 31, 1997, or if such day is not a Business Day, on the next succeeding Business Day, and subsequent installments due on the last day of each consecutive month thereafter, or, if such day is not a Business Day, on the next succeeding Business Day. In any event, the total amount of all unpaid principal and accrued interest hereunder shall be due and payable no later than December 31, 2002. All capitalized terms not defined herein shall have the meanings set forth in that certain 1998 Term Credit Agreement dated as of December 7, 1998 among Maker, Lender and others, as amended from time to time (the "Agreement".)

         Interest shall accrue on the principal outstanding through June 30, 1999, from time to time at the rate of % per annum; thereafter the interest rate for the balance of the term shall be set on June 30, 1999, at two percent (2.00%) above the yield on constant maturity Treasury Bonds with maturities of three years, as quoted for the immediately preceding Business Day in the applicable Release. Notwithstanding the foregoing, after an Event of Default has occurred interest shall accrue on the entire outstanding balance of principal and interest at a fluctuating rate equal to the Revolving Credit Rate, plus 4.00%. Interest shall be calculated on the basis of the actual number of days outstanding and a 360-day year. Interest shall continue to accrue on the full unpaid balance hereunder notwithstanding any permitted or unpermitted failure of the Borrower to make a scheduled payment or the fact that a scheduled payment day falls on a day other than a Business Day. If, any time during a Restricted Quarter (including, without limitation, during any period in such quarter prior to delivery of the Quarterly Compliance Certificate), the interest rate accruing on this Note is less than seven and one-half percent (7.50%), a "Trigger Event" shall be deemed to have occurred. Upon the occurrence of a Trigger Event, the Maker shall be obligated to pay the following fees: (i) three-eighths of one percent (.375%) of the outstanding principal balance of the Note as of the date preceding the Trigger Event, which amount shall be payable promptly upon invoicing; (ii) the same amount as computed in clause (i), payable on the six-month anniversary of the Trigger Event; and (iii) the same amount as computed in clause (i), payable on the twelve-month anniversary of the Trigger Event.

         Maker may prepay in full without penalty the unpaid balance hereunder, provided that the Borrower contemporaneously prepays in full all other Notes (as

                                       42
such term is defined in the Agreement), but only if such prepayment occurs on June 30, 1999 and the Borrower has given Lender at least 30 days prior written notice of its intention to make such prepayment. In the event of any other prepayment (regardless of whether such prepayment occurs before or after June 30, 1999), the Borrower shall pay to Lender, at Lender's option, either: (1) the Make-Whole Premium (as such term is defined in the Agreement) due in respect of such prepayment; or (2) a prepayment fee equal to one and one-half percent (1.50%) of the amount of such prepayment.

         Payment of this Note and the performance of Maker's obligations under the Agreement ("Obligations") are secured by a security interest granted to First National Bank of Omaha, as agent for the Lenders and others ("Agent"), under the Security Agreement in:

         All of Debtor's accounts, accounts receivable, chattel paper, documents, instruments, goods, inventory, equipment, general intangibles, contract rights, all rights of Debtor in deposits and advance payments made to Debtor by its customers and subscribers, accounts due from advertisers and all ownership, proprietary, copyright, trade secret and other intellectual property rights in and to computer software (and specifically including, without limitation, all such rights in DTN transmission computer software used in the provision of the Basic DTN Subscription Service and Farm Dayta Service to Debtor's subscribers) and all documentation, source code, information and works of authorship pertaining thereto, all now owned or hereafter acquired and all proceeds and products thereof; and


such additional collateral as is more specifically described in the Security Agreement.

         Maker's liability under its Obligations shall not be affected by any of the following:

                  Acceptance or retention by Lender or Agent of other property or interests as security for the Obligations, or for the liability of any person other than a Maker with respect to the Obligations;

                  The release of all or any of the Collateral or other security for any of the Obligations to any Maker;

                  Any release, extension, renewal, modification or compromise of any of the Obligations or the liability of any obligor thereon; or

                  Failure by Lender or Agent to resort to other security or any person liable for any of the Obligations before resorting to the Collateral.

         Neither Lender nor Agent is required to take any action whatsoever in respect of the Collateral. Impairment or destruction of the Collateral shall not release Maker of its liability hereunder.

                                       43

                  Maker represents, warrants and covenants as follows:

                  Maker is authorized to grant to Agent a security interest in the Collateral;

                  This Note, the Agreement and the Security Agreement have been duly authorized, executed and delivered by the Maker and constitute legal, valid and binding obligations of Maker;

                  This Note evidences a loan to acquire substantially all of the assets of Broadcast Partners, a general partnership, with its principal place of business at 11274 Aurora Avenue, Des Moines, Iowa 50322; and

                  Maker agrees to pay all costs of collection in connection with
         this  Note,  the  Agreement  and  the  Security  Agreement,   including
         reasonable attorneys' fees and legal expenses.

         Upon the failure of Maker to make any payment of principal or interest when due hereunder or the occurrence of any Event of Default, all of the Obligations shall, at the option of Agent and without notice or demand, mature and become immediately due and payable; and Agent shall have all rights and remedies for default provided by the Uniform Commercial Code, any other applicable law and/or the Obligations.

         All costs and expenses incurred by Lender or Agent in enforcing its rights under this Note or any mortgage, endorsement, surety Agreement, guaranty relating thereto are the obligation of Maker and are immediately due and payable. Interest shall accrue on such costs and expenses from the date of incurrence at the rate specified herein for delinquent Note payments. Each Maker, endorser, surety and guarantor hereby waives presentment, protest, demand, notice of dishonor, and the defense of any statute of limitations.

         Without affecting the liability of any Maker, endorser, surety or guarantor, the holder or Agent may, without notice, renew or extend the time for payment, accept partial payments, release or impair any Collateral or other security for the payment of this Note or agree to sue any party liable on it.

         Neither Lender nor Agent shall be deemed to have waived any of its rights upon or under this Note, or under any mortgage, endorsement, surety agreement or guaranty, unless such waivers be in writing and signed by Lender or Agent, as the case may be. No delay or omission on the part of Lender or Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Lender or Agent on liabilities or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

         Maker, if more than one, shall be jointly and severally liable hereunder and all provisions hereof regarding the liabilities or security of Maker shall apply to any liability or any security of any or all of them. This Note shall be binding upon the heirs, executors, administrators, assigns or successors of Maker; shall constitute a continuing Agreement, applying to all

                                       44
future as well as existing transactions, whether or not of the character contemplated at the date of this Note, and if all transactions between Lender and Maker shall be at any time closed, shall be equally applicable to any new transactions thereafter, provided that Lender's interest in the Collateral shall be limited to the extent provided in the Security Agreement; shall benefit Lender, its successors and assigns; and shall so continue in force notwithstanding any change in any partnership party hereto, whether such change occurs through death, retirement or otherwise.

         All obligations of Maker hereunder shall be payable in immediately available funds in lawful money of the United States of America at the principal office of First National Bank of Omaha in Omaha, Nebraska or at such other address as may be designated by Bank in writing.

         This Note shall be construed according to the laws of the State of Nebraska.

         Unless the content otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

         Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Executed as of this [Note Date].

                                             DATA TRANSMISSION NETWORK
                                                CORPORATION


                                             By:
                                          Title:

                                       45

                            PROMISSORY NOTE SCHEDULE


                     Loan Advances and Payments of Principal

                      DATA TRANSMISSION NETWORK CORPORATION


REVOLVING NOTE ADVANCES AND PAYMENTS:


                          Amount of                       Unpaid
         Amount        Principal Paid    Amount of       Principal     Notation
Date    of Advance       or Prepaid    Interest Paid      Balance       Made By
----    ----------    ---------------  -------------     ---------     --------





                                       46

TERM NOTE:

Date of Conversion:

Amount Due at Date of Conversion:



    Fixed Rate Notice Date:                    Fixed Rate:           %


                          Amount of                       Unpaid
         Amount        Principal Paid    Amount of       Principal     Notation
Date    of Advance       or Prepaid    Interest Paid      Balance       Made By
----    ----------     --------------  -------------     ---------     --------




                                       47

                                    EXHIBIT B


                          TO 1998 TERM CREDIT AGREEMENT
                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                                       and
                              LASALLE NATIONAL BANK






                              OFFICER'S CERTIFICATE



                                       48

                             COMPLIANCE CERTIFICATE
                      DATA TRANSMISSION NETWORK CORPORATION


First National Bank of Omaha                 Date
Attn:  James Bonham
16th & Dodge Streets
Omaha, Nebraska 68102


I certify that Data Transmission Network Corporation is in compliance with the requirements set forth in the 1998 Term Credit Agreement (the "Agreement") dated as of December 7, 1998, between First National Bank of Omaha, First National Bank, Wahoo, Nebraska, The First National Bank of Chicago, Norwest Bank Nebraska, N.A., LaSalle National Bank, Dresdner Bank AG, New York and Grand Cayman Branches, Mercantile Bank of St. Louis, N.A., U.S. Bank, National Association, and Data Transmission Network Corporation.

The following calculations are as of ___________ (statement date) as required by
Section 5.1(d) of said Agreement:


Evaluations:

Total Indebtedness (TI):

Operating Cash Flow:      most recent month                 previous month
                          ending                            ending

    Net Income (loss)
    Interest Expense
    Depreciation
    Amortization
    Deferred Income
     Taxes
    Non-Ordinary
     Non-Cash
     Charges (Credits)

    Total                  a)                             b)

    Operating Cash Flow = OCF = (a+b)/2 =

Leverage Ratio (TI/OCF):

Section 2.2

                                       49

    Trigger Fee: If the Leverage Ratio is more than 36, then a one time fee is due, paid in three installments of 3/8% of the then outstanding principal balances, on any of the Notes which have an interest rate less than 7.5% per annum.

                      Position:          A Trigger Event  has/has not  occurred.


Section 5.3

    Net               Worth:  A minimum  Net Worth  (exclusive  of  subordinated debt) of $23,500,000 plus fifty percent (50%) of the net income (but not losses) of the Borrower for each fiscal year, commencing with the fiscal year beginning January 1, 1997; provided, however, solely for purposes of determining compliance with the provisions of this Section 5.3, "Net Worth" shall not include any subordinated debt.

                      Minimum Net Worth (exclusive of subordinated debt)= $ 23,500,000.

                              Net Income           Year ending    Addition (50%)

                              $____________          12/31/97      $___________
Total Minimum Net
   Worth                                                           $

Position:

Total Net Worth (exclusive of subordinated debt) = $_____________

The Borrower [is/is not] in compliance with Section 5.3.

Section 5.4

             Indebtedness:    At no time will the Leverage Ratio  exceed 48

                              Position:            Leverage Ratio   =


    Total
    Indebtedness
    plus
    subordinated
    debt plus
    guaranty
                                       50
    contingencies
    (Adjusted
    Total
    Indebtedness or
    ATI)1: At no time will Adjusted Total Indebtedness exceed 60 x OCF

    Position:                 Adjusted Total Indebtedness = $
                              (60 x OCF) - (ATI) = $

The Borrower [is/is not] in compliance with Section 5.4.

Section 5.7

                       Distributions:  Neither the Borrower  nor any  Subsidiary
                              shall declare any dividends (other than dividends payable in stock of the Borrower or dividends or distributions from any consolidated Subsidiary) or make any cash distribution in respect of any shares of its capital stock or warrants of its capital stock, without the prior written consent of the Lenders; provided that the Borrower need not obtain the Lenders' consent with respect to dividends in any one (1) year which are in the aggregate less than 25% of the Borrower's Net Operating Profit After Taxes in the previous four
                              (4) quarters, as reported to the Lenders pursuant to Section 5.1.

                       Position:                Net Operating Profit
                              After Taxes for
                              last four (4) quarters          =  ______________

                                                                         x  .25

                              Available for dividends
                              or distributions in the most
                              recent quarter plus the
                              prior three (3) quarters        = ______________

                              Dividends and distributions
                              (excluding dividends payable
                              solely in stock of the Borrower
                              and distributions
                              from consolidated  Subsidiaries)

                                       51
                              declared or paid in the most
                              recent quarter plus the prior three
                                                   (3) quarters            =
                                                   ---------------

The Borrower [is/is not] in compliance with Section 5.7.

Section 5.15

     Interest                 The ratio of OCF to Interest Expense ("IE")
    Coverage:                 at the end of each quarter will not be less than
                              2.25 to 1.0 (225%).

    Position:                 OCF = $
                              IE = $
                              OCF/IE =        %

The Borrower [is/is not] in compliance with section 5.1.5.

Section 5.19

     Capital Expenditures:  The  Borrower  shall not make  capital  expenditures
                            (other than permitted earning assets specified in Section 5.19) in any fiscal year, commencing with the fiscal year beginning January 1, 1998, in excess of $2,000,000.

     Position:              Capital  Expenditures  (other than permitted earning
                            assets specified in Section 5.19) this fiscal year =
                            $_____________

The Borrower [is/is not] in compliance with Section 5.19.


Section 5.20

     Acquisitions           The Borrower  shall not make  acquisitions  which in
                            the aggregate exceed $20,000,000 and in any one instance exceed $10,000,000 except certain permitted unlimited acquisitions.

     Position:              Acquisitions   (other   than   permitted   unlimited
                            acquisitions) in the aggregate since the date of the Agreement = _________.

                            Date           Amount              Acquired Company


                                       52

Permitted Unlimited Acquisition:



         Date         Amount          Acquired       Principal         Line
                                       Company       Place of           Of
                                                     Business         Business

The Borrower [is/is not] in compliance with Section 5.20.


Additional Representations:

     There have/have not been any sale(s) of assets which would require prepayment of the Notes under Section 5.2.

    There has/has not been:

         (i) a Change of Control or a material adverse change in management personnel as defined in Section 5.14 of the Agreement; or

         (ii) a default under Section 7.1(j) or 7.1(l) regarding a change in ownership or control of the Company.


Name of Borrower:     Data Transmission Network Corporation

                      Signature:

Title:


                                       53

                                   SCHEDULE A

                          TO 1998 TERM CREDIT AGREEMENT
                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                                       and
                              LASALLE NATIONAL BANK




                             PERMITTED ENCUMBRANCES


Secured Party                                    Financing Statements

Nebraska Secretary of State

First National Bank of Omaha                         12/28/87       #401690
                                                     10/13/92       #564918             Amendment
                                                     11/13/92       #568176             Continued
First National Bank of Omaha, as agent                5/8/96        #691938             Amendment

FirsTier, Lincoln                                     6/24/87       #384782
First National Bank of Omaha                          2/03/88       #405477             Amendment
First National Bank, Wahoo                            5/28/92       #553205             Continued
NBD, Detroit                                         10/13/92       #564919             Amendment
                                                      2/05/93       #576038             Amendment
                                                     11/10/93       #603168             Amendment
First National Bank of Omaha, as agent               5/8/96         #691936             Amendment

FirsTier, Lincoln                                     2/10/88       #406144
First National Bank of Omaha                         10/13/92       #564917             Amendment
First National Bank, Wahoo                            1/07/93       #572981             Continued

                                       54
                                    - 685 -



NBD, Detroit                                          2/05/93       #576039             Amendment

                                                     11/10/93       #603169             Amendment

First National Bank of Omaha, as agent               5/8/96         #691937             Amendment

First Bank of Minneapolis                            11/25/91       #534665
 (Norstan)                                            8/24/92       #561090             Assignment


Douglas County Clerk, Nebraska

FirsTier, Lincoln                                     2/11/88       #000534
First National Bank of Omaha                         10/15/92       #000534             Amendment
First National Bank, Wahoo                            1/08/93       #0000054            Continued
NBD, Detroit                                          2/05/93       #000253             Amendment
                                                     11/17/93       #54                 Amendment
First National Bank of Omaha, as agent                5/ /96                            Amendment


Iowa Secretary of State

FirsTier, Lincoln                                     2/10/88       H842023
First National Bank of Omaha                         10/15/92       K395184             Amendment
First National Bank, Wahoo                            1/08/93       K424887             Continued
NBD, Detroit                                          2/08/93       K434908             Amendment
                                                     11/15/93       K503145             Amendment
First National Bank of Omaha, as agent                5/6/96        K734148             Amendment

Kansas Secretary of State

FirsTier, Lincoln                                     2/10/88       #1286572
First National Bank of Omaha                         10/15/92       #1842986            Amendment
First National Bank, Wahoo                            1/08/93       #1868482            Continued
NBD, Detroit                                          2/11/93       #1879069            Amendment
                                                     11/12/93       #1964342            Amendment
First National Bank of Omaha, as agent                7/18/96       #2265201            Amendment


Illinois Secretary of State

FirsTier, Lincoln                                     3/18/88       #2402370
First National Bank of Omaha                         10/21/92       #3043202            Amendment
First National Bank, Wahoo                            2/11/93       #3084199            Amendment
NBD, Detroit                                          2/25/93       #3089132            Continued
                                                     12/09/93       #3197498            Amendment
First National Bank of Omaha, as agent                7/9/96        #3562627            Amendment

                                       55
                                    - 686 -




Michigan Secretary of State


FirsTier, Lincoln                                     2/12/88       #C034473
First National Bank of Omaha                         10/16/92       #C646856            Amendment
First National Bank, Wahoo                            1/08/93       #C672590            Continued
NBD, Detroit                                          3/01/93       #C689434            Amendment
                                                     11/15/93       #C778208            Amendment
First National Bank of Omaha, as agent                7/8/96        #D128002            Amendment


Wisconsin Secretary of State

FirsTier, Lincoln                                     2/18/88       #968701
First National Bank of Omaha                         10/21/92       #1309942            Amendment
First National Bank, Wahoo                           01/15/93       #1326550            Continued
NBD, Detroit                                          2/08/93       #1331412            Amendment
                                                     11/23/93       #1393268            Amendment
First National Bank of Omaha, as agent                7/23/96       #1602740            Amendment


Indiana Secretary of State

FirsTier, Lincoln                                     2/11/88       #1454192
First National Bank of Omaha                         10/21/92       #1808780            Amendment
First National Bank, Wahoo                            1/11/93       #1822115            Continued
NBD, Detroit                                          2/08/93       #1827451            Amendment
                                                     11/12/93       #1878806            Amendment
First National Bank of Omaha, as agent                7/9/96        #2065412            Amendment


Minnesota Secretary of State

FirsTier, Lincoln                                     2/17/88       1#121648#00
First National Bank of Omaha                         10/16/92       #1537269            Amendment
First National Bank, Wahoo                           01/19/93       #1557397            Continued
NBD, Detroit                                          2/08/93       #1562125            Amendment
                                                     11/23/93       #1632156            Amendment
First National Bank of Omaha, as agent                9/5/96        #1875684            Amendment


South Dakota Secretary of State

FirsTier, Lincoln                                     2/10/88       880410802864
First National Bank of Omaha                         10/16/92       #22901003596        Amend.
First National Bank, Wahoo                            1/08/93       #30081001734        Cont.

                                       56
                                    - 687 -



NBD, Detroit                                          2/09/93       #30391203308        Amend.

                                                     11/22/93       #33261003899        Amend.

First National Bank of Omaha, as agent                7/8/96        #961900902562       Amend.


Missouri Secretary of State

FirsTier, Lincoln                                     2/11/88       #1555991
First National Bank of Omaha                         10/16/92       #2184193            Amendment
First National Bank, Wahoo                            1/08/93       #2212473            Continued
NBD, Detroit                                          2/08/93       #2224113            Amendment
                                                     11/15/93       #2331876            Amendment
First National Bank of Omaha, as agent                7/8/96        #2684601            Amendment


Ohio Secretary of State

FirsTier, Lincoln                                     2/12/88       #Y00095612
First National Bank of Omaha                         10/19/92       #01097336           Amendment
First National Bank, Wahoo                            1/11/93       #01119343901        Cont.
NBD, Detroit                                          2/09/93       #02099338901        Amend.
                                                     11/12/93       #1129331801         Amendment
First National Bank of Omaha, as agent                7/9/96        #07099607117        Amendment

Kentucky Secretary of State

First National Bank of Omaha                         11/12/93       134318
First National Bank of Omaha, as agent                7/23/96                           Amendment


Pennsylvania Department of State

First National Bank of Omaha                         11/12/93       22571277
First National Bank of Omaha, as agent                7/8/96        25631529            Amendment


Oklahoma Secretary of State

First National Bank of Omaha                         11/12/93       059782
First National Bank of Omaha, as agent                7/8/96        035257              Amendment


Mississippi Secretary of State

First National Bank of Omaha                         11/12/93       0756092--
First National Bank of Omaha, as agent                7/8/96        01015782            Amendment

                                       57
                                    - 688 -

Colorado Secretary of State

First National Bank of Omaha                         11/12/93       932082461
First National Bank of Omaha, as agent                7/8/96        962051575           Amendment

California Secretary of State

First National Bank of Omaha                         11/12/93       93229491
First National Bank of Omaha, as agent                7/5/96        96191C0067          Amendment


Washington Secretary of State

First National Bank of Omaha                         11/15/93       933190075
First National Bank of Omaha, as agent                7/5/96        96-187-9060         Amendment


Montana Secretary of State

First National Bank of Omaha                         11/15/93       419540
First National Bank of Omaha, as agent                7/8/96        419540              Amendment


Arizona Secretary of State

First National Bank of Omaha                         11/15/93       765359
First National Bank of Omaha, as agent                7/8/96        765359              Amendment


North Carolina Secretary of State

First National Bank of Omaha                         11/15/93       050742
First National Bank of Omaha, as agent                7/8/96        1357308             Amendment


North Dakota Secretary of State

First National Bank of Omaha                         11/16/93       93-380331
First National Bank of Omaha, as agent                7/8/96        96-608985           Amendment


Florida Secretary of State

First National Bank of Omaha                         11/17/93       930000236992
First National Bank of Omaha, as agent                7/10/96       960000142090        Amendment


                                       58
                                    - 689 -

Texas Secretary of State

First National Bank of Omaha                         11/29/93       227591--
First National Bank of Omaha, as agent                7/8/96        96683548            Amendment


Alabama Secretary of State

First National Bank of Omaha, as agent                6/27/95       B-95-26462FS
                                                      7/19/96       95-26462            Amendment


Arkansas Secretary of State

First National Bank of Omaha, as agent                6/29/95       968722
                                                      7/10/96       968722              Amendment


New York Secretary of State

First National Bank of Omaha, as agent                6/26/95       130246
                                                      7/8/96        532973              Amendment



                                       59

                                TABLE OF CONTENT


  I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

 II.   TERM FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . .   8
             2.1      Term Credit. . . . . . . . . . . . . . . . . . . .   8
             2.2      Acquisition Term Notes . . . . . . . . . . . . . .   9
             2.3      Payments. . . . . . . . . . . . . . . . . . . . .   10
             2.4      Fees. . . . . . . . . . . . . . . . . . . . . . .   10
             2.5      Payment . . . . . . . . . . .  . . . . . . . . . .  10
             2.6      Prepayment  . . . . . . . . .  . . . . . . . . . .  10
             2.6A     Permitted Prepayments to Broadcast Partners. . . .  11
             2.7      Security  . . . . . . . . . . . . . . . . . . . .   11
             2.8      Revolving Credit Agreement. . . . . . . . . . . .   11

III.  [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . . . . . . . .   11

 IV.         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .    11
             4.1  Corporate Existence. . . . . . . . . . . . . . . . .    11
             4.2  Corporate Authority. . . . . . . . . . . . . . . . .    11
             4.3  Validity of Agreements . . . . . . . . . . . . . . .    12
             4.4  Litigation . . . . . . . . . . . . . . . . . . . . .    12
             4.5  Governmental Approvals  . . . . . . . . . . . . . . .   12
             4.6  Defaults Under Other Documents . . . . . . . . . . .    12
             4.7  Judgments  . . . . . . . . . . . . . . . . . . . . .    12
             4.8  Compliance with Laws  . . . . . . . . . . . . . . .     12
             4.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . .   13
             4.10 Collateral  . . . . . . . . . . . . . . . . . . . . .   13
             4.11 Pension Benefits . . . . . . . . . . . . . . . . . . .  13
             4.12 Margin Regulations  . . . . . . . . . . . . . . . . .   13
             4.13 Financial Condition. . . . . . . . . . . . . . . . .    13

 V.          COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .   13
             5.1  Financial Reports . . . . . . . . . . . . . . . . . .   13
             5.2  Corporate Structure and Assets . . . . . . . . . . .    15
             5.3  Net Worth  . . . . . . . . . . . . . . . . . . . . .    15
             5.4  Indebtedness. . . . . . . . . . . . . . . . . . . . .   16
             5.5  Use of Proceeds   . . . . . . . . . . . . . . . . .     16
             5.6  Notice of Default   . . . . . . . . . . . . . . . .     16
             5.7  Distributions  . . . . . . . . . . . . . . . . . . .    17
             5.8  Compliance with Law and Regulations. . . . . . . . .    17
             5.9  Maintenance of Property; Accounting;
                      Corporate Form; Taxes; Insurance . . . . . . . .    17
             5.10 Inspection of Properties and Books  . . . . . . . .     18

                                       60

             5.11 Guaranties . . . . . . . . . . . . . . . . . . . . .    18
             5.12 Collateral. . . . . . . . . . . . . . . . . . . . . .   18
             5.13 Name; Location  . . . . . . . . . . . . . . . . . . .   19
             5.14 Notice of Change in Ownership or Management . . . . .   19
             5.15 Interest Coverage. . . . . . . . . . . . . . . . . . .  19
             5.16 Subordinated Debt. . . . . . . . . . . . . . . . . . .  19
             5.17 Subsidiaries  . . . . . . . . . . . . . . . . . . . .   19
             5.18 Amendments to Purchase Agreement. . . . . . . . . . .   20
             5.19 Capital Expenditures. . . . . . . . . . . . . . . . .   20
             5.20 Acquisitions . . . . . . . . . . . . . . . . . . . .    20

 VI.         CONDITIONS PRECEDENT.  . . . . . . . . . . . . . . . . . .   21
             6.1  Closing Conditions  . . . . . . . . . . . . . . . . .   21

VII.         DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . .    21
             7.1  Events of Default . . . . . . . . . . . . . . . . . .   21
             7.2  Remedies . . . . . . . . . . . . . . . . . . . . . .    23

VIII.        INTER-CREDITOR AGREEMENTS . . . . . . . . . . . . . . . .    24
             8.1  FNB-O as Servicer. . . . . . . . . . . . . . . . . .    24
             8.2  Application of Payments   . . . . . . . . . . . . . .   25
             8.3  Liability of FNB-O . . . . . . . . . . . . . . . . .    26
             8.4  Transfers . . . . . . . . . . . . . . . . . . . . . .   26
             8.5  Reliance. . . . . . . . . . . . . . . . . . . . . . .   26
             8.6  Relationship of Lenders  . . . . . . . . . . . . . . .  26
             8.7  New Lenders . . . . . . . . . . . . . . . . . . . . .   26
             8.8  Broadcast Partners  . . . . . . . . . . . . . . . . .   26

 IX.         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .   27
             9.1  Entire Agreement  . . . . . . . . . . . . . . . . . .   27
             9.2  Governing Law . . . . . . . . . . . . . . . . . . . .   27
             9.3  Notices  . . . . . . . . . . . . . . . . . . . . . . .  27
             9.4  Headings   . . . . . . . . . . . . . . . . . . . . . .  27
             9.5  Counterparts . . . . . . . . . . . . . . . . . . . . .  27
             9.6  Survival; Successors and Assigns  . . . . . . . . . .   27
             9.7  Severability  . . . . . . . . . . . . . . . . . . . .   28
             9.8  Assignment   . . . . . . . . . . . . . . . . . . . . .  28
             9.9  Amendments   . . . . . . . . . . . . . . . . . . . . .  28

Schedule I:  Borrower's Subsidiaries
Exhibit A:   Form of Notes
Exhibit B:   Officer's Certificate
Schedule A:  Permitted Encumbrances

                                       61

                           1998 TERM CREDIT AGREEMENT


                                      among
                     DATA TRANSMISSION NETWORK CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                      FIRST NATIONAL BANK, WAHOO, NEBRASKA,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                          NORWEST BANK NEBRASKA, N.A.,
              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                       MERCANTILE BANK OF ST. LOUIS, N.A.,
                        U.S. BANK, NATIONAL ASSOCIATION,
                                BANK OF MONTREAL
                                       and
                              LASALLE NATIONAL BANK





1This section need not be completed unless Borrower has subordinated debt or guaranty contingencies.

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                                    - 693 -